UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2010

Apollo Commercial Real Estate Finance, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-34452 (Commission File Number)	27-0467113 (IRS Employer Identification Number)

c/o Apollo Global Management, LLC 9 West 57th Street, 43rd Floor New York, New York (Address of Principal Executive Offices)	10019 (Zip Code)

Registrant's telephone number, including area code: (212) 515-3200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On November 10, 2010, the Board of Directors (the "Board") of Apollo Commercial Real Estate Finance, Inc., (the "Company") unanimously elected Mark C. Biderman as an independent member of the Board, effective immediately, to replace Marc Beilinson. Mr. Beilinson's resignation, which the Company previously disclosed on October 7, 2010 by filing a Current Report on Form 8-K, was subject to the Board's appointment of a replacement director and is now effective. The Board also appointed Mr. Biderman to fill the vacancies on the Board's Audit Committee and Compensation Committee resulting from Mr. Beilinson's resignation from these committees. The Board appointed Mr. Biderman the Chairman of the Compensation Committee, a position previously held by Mr. Beilinson.

The Board has determined that Mr. Biderman is an independent director in accordance with the applicable rules of the Securities and Exchange Commission and the New York Stock Exchange. There is no arrangement or understanding pursuant to which Mr. Biderman was appointed as director.

Mr. Biderman will receive the same compensation for his service as received by all independent directors of the Company and, in connection with Mr. Biderman's election, the Company expects to grant to Mr. Biderman 5,000 restricted shares of the Company's common stock pursuant to the Company's 2009 Equity Incentive Plan on December 1, 2010, which shares will vest ratably over 12 quarters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Commercial Real Estate Finance, Inc.

By:	/s/ Stuart A. Rothstein
Stuart A. Rothstein
Chief Financial Officer

Date: November 12, 2010